Exhibit (c)(11)

DRAFT Co-Investor Follow-up Materials July 26, 2018

Selected Take-Private Case Studies

DRAFT

Zenith / ARCX Transaction Overview

On August 29, 2017, Zenith Energy Management ("Zenith") agreed to acquire all of the outstanding LP and GP interests of Arc Logistics Partners (NYSE: ARCX) for ~$657mm as well as additional interests in related equity investments

Transaction Overview

- Zenith Energy L.P. and Zenith Energy U.S. GP, LLC (together "Zenith") acquired Arc Logistics Partners LP ("Arc Logistics") and its general partner, Arc Logistics GP LLC ("Arc GP"), which is wholly owned by the sponsor, Lightfoot Capital Partners, LP ("Lightfoot")
- Zenith acquired all 19.5mm outstanding units of ARCX for ~$312mm in cash
  - Zenith paid $16.50 per unit for the 14.3mm units held by the public and $14.50 per unit for 5.2mm units held by Lightfoot
- As part of the agreement, Zenith agreed to acquire 100% of ARCX's GP interest and IDRs for $94.5mm in cash
- Concurrently with the transaction, Zenith agreed to acquire the following additional terminal interests for an undisclosed amount:
  - 9.7% interest in Gulf LNG Holdings Group, LLC and an additional stake in the Joliet terminal jointly-owned with EFS Midstream Holdings LLC, an affiliate of General Electric

ARCX Transaction Multiples

($ in millions)		ARCX 6/30/17
LP Equity Value		$311.6
GP Equity Value		94.5
Total Equity Value		**$406.1**
Plus: Net Debt		250.5
Total Enterprise Value		**$656.6**
EV / EBITDA	**Statistic [1]**	**Multiple**
2017E	$57.0	11.5x
2018E	63.7	10.3x
2019E	67.6	9.7x

Transaction Structure



ZENITH ENERGY
1
2
Lightfoot Capital (Sponsor)
Public Unitholders
5
27.0% LP Interest
73.0% LP Interest
0% GP Interest; IDRs
3
Arc
100% LLC interest
Arc Logistics LLC
100% LLC interest
Arc Terminals Holdings LLC
Credit Facility Borrower
% GP Take | Tier
0% | $1.55
15% | $1.78
25% | $1.94
50% | $2.33
GE Energy Financial Services
4
9.7% LLC Interest
10.3% LLC Interest
60% LLC Interest
40% LLC Interest
Gulf LNG Holdings Group, LLC ("GLNG")
JBBR Joint Venture ("Joliet")

Source: Company filings, press releases and Wall Street research.
1. *Represents ARCX EBITDA (excluding additional interests in GLNG and Joliet purchased) at the time of transaction per Wall Street research.*

BARCLAYS
1

DRAFT

ETP / PennTex Transaction Overview

On June 30, 2017, Energy Transfer Partners, LP (NYSE: ETP) completed its purchase of the remaining common units of PennTex Midstream Partners, LP (NYSE: PTXP)

Transaction Overview

- On May 19, 2017, ETP commenced an unsolicited tender offer to acquire all of the outstanding public common units of PennTex Midstream Partners, LP ("PennTex"; "PTXP")
  - Tender offer was made at $20.00/unit
- On June 1, 2017, the Conflicts Committee of PennTex unanimously determined that the price being offered in the tender offer was fair
- On June 20, 2017, PennTex announced the successful expiration of ETP's Tender Offer
  - ETP owned at least 16,571,405 common units (representing greater than 80% of the outstanding common units), a condition for closing the offer

PTXP Transaction Multiples

($ in millions, except per unit amounts)		PTXP 3/31/17
Offer Price Per Unit		$20.00
LP Units Outstanding		40.7 [1]
Total Equity Value		**$814.3**
Plus: Net Debt		148.3
Total Enterprise Value		**$962.6**
EV / EBITDA	**Statistic [3]**	**Multiple**
2017E	$77.6	12.4x
2018E	88.3	10.9x
2019E	84.0	11.5x

Ownership Summary



Status Quo
11/2/2016
6/20/2017
MRD
NGP
ETP
ETP
8% GP/IDRs + ~10.5 mm LP units (26.3%)
92% GP/IDRs + ~15.8 mm LP units (39.4%)
100% GP/IDRs + ~26.3 mm LP units (64.6%)(1)
100% ownership(2)
PennTex
PennTex
PennTex
~13.7 mm LP units (34.2%)
~14.3 mm LP units (35.4%)
Public Unitholders
Public Unitholders

Source: Company filings, press releases, and FactSet.
1. *Includes 20.0mm of subordinated units.*
2. *~95% ownership achieved via tender as of 6/20/17; call right subsequently exercised.*
3. *EBITDA projections reflect consensus estimates at the time of the transaction.*

BARCLAYS

2

DRAFT

World Point Terminals Transaction Overview

On June 2, 2017, World Point Terminals, Inc. ("WPTI") announced an agreement to purchase all of the remaining common units of World Point Terminals, LP (NYSE: WPT) in an all-cash tender offer

Transaction Overview

- WPTI acquired the LP interests in World Point Terminals, LP ("WPT") that it did not already own via a cash tender offer
  - On 4/3/2017, WPTI sends letter with initial offer of $16.80/unit
  - On May 23, 2017, WPTI subsequently increased offer to $17.30/unit
- Tender offer was recommended to WPT unitholders by the WPT GP Conflicts Committee
- Tender offer included an 80% minimum condition and remained open for 20 business days
- Following completion of tender offer, WPTI exercised its right to acquire the remaining untendered units

WPT Transaction Multiples

($ in millions, except per unit amounts)		WPT 3/31/17
Offer Price Per Unit		$17.30
LP Units Outstanding		34.9
Total Equity Value		**$603.1**
Plus: Net Debt		(8.9)
Total Enterprise Value		**$594.2**
EV / EBITDA	**Statistic [1]**	**Multiple**
2017E	$59.8	9.9x
2018E	60.1	9.9x
2019E	61.8	9.6x

Ownership Summary


Status Quo
Pro Forma
WPTI & Affiliates
Public Unitholders
73.6% LP Interest, GP Interest, 100% IDRs
26.4% LP Ownership
World Point Terminals, LP (NYSE: WPT)
WPTI & Affiliates
100.0% Ownership
World Point Terminals, LP

Source: Company filings, press releases, and FactSet.

1. *EBITDA projections reflect WPT estimates from WPTI transaction overview presentation, as of June 2, 2017.*

BARCLAYS

3

DRAFT

TransCanada / Columbia Pipeline Transaction Overview

On November 1, 2016, TransCanada Corporation (NYSE: TRP) announced that it had agreed to purchase all of the remaining common units of Columbia Pipeline Partners, LP (NYSE: CPPL) in an all-cash offer

Transaction Overview

- TransCanada Corporation ("TRP") acquired the LP interests in Columbia Pipeline Partners, LP ("CPPL") that it did not already own for cash
  - On September 26, 2016, TRP submitted an initial offer of $15.75/unit
  - On November 1, 2016, TRP increased offer to $17.00/unit
- Merger subject to a majority vote of unitholders
- Merger Agreement and Merger Transactions were recommended to CPPL unitholders by the CPPL GP Conflicts Committee

Management Commentary

"The decision to acquire Columbia Pipeline Partners completes our review of strategic alternatives for our master limited partnership (MLP) holdings following the Columbia transaction. Through the acquisition of the Partnership, our interest in the principal Columbia assets, Columbia Gas Transmission and Columbia Gulf Transmission, effectively increases from 91.6 per cent to 100 per cent and **allows us to fully capture the growth associated with Columbia's large capital program. It is also expected to be accretive to earnings per share and reduces complexity by leaving us with a single MLP in TC PipeLines, LP,** which remains a core element of TransCanada's future strategy."

-Russ Girling (President & CEO, TransCanada)
November 1, 2016

Ownership Summary


Status Quo
Pro Forma
TransCanada Corporation (NYSE: TRP)
Public Unitholders
TRP
46.5% LP Interest, GP Interest, 100% IDRs
53.5% LP Ownership
100.0% Ownership
Columbia Pipeline Partners, LP (NYSE: CPPL)
Columbia Pipeline Partners, LP

CPPL Transaction Multiples

($ in millions, except per unit amounts)		CPPL 9/30/16
Purchase Price Per Unit		$17.00
LP Units Outstanding		53.8
Total Equity Value		**$915.3**
Plus: Net Debt [1]		1,744.0
Plus: Non-Controlling Interest		6,228.8
Total Enterprise Value		**$8,888.1**
EV / EBITDA	**Statistic [2]**	**Multiple**
2016E	$712.7	12.5x
2017E	809.3	11.0x
2018E	1,082.5	8.2x

Source: Company filings, press releases.
1. *CPPL net debt includes affiliated debt.*
2. *EBITDA projections reflect consensus estimates at the time of the transaction.*

BARCLAYS

4

TransMontaigne Price Performance

DRAFT TransMontaigne Partners Recent Price Performance Source: Factset and Company press releases. 5 TLP vs. AMZ Indexed Price Performance

DRAFT Disclaimer This document has been prepared by Barclays Capital Inc. (“Barclays”) for information purposes only. This document is confidential and for the sole and exclusive benefit and internal use of ArcLight Capital Partners, LLC (the “Recipient”) in connection with the matter or possible transaction to which this document relates, and no part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. This document is an indicative summary of the terms and conditions of the transaction described herein and may be amended, superseded or replaced by subsequent summaries. The final terms and conditions of the transaction will be set out in full in the applicable binding transaction document(s). This document is incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. Neither Barclays nor any of its subsidiaries or affiliates shall be obliged by having made this document available to you to provide any financial advisory services (whether in relation to the matter or possible transaction to which this document relates or otherwise) or to sell, acquire, place or underwrite any securities or to lend moneys or to provide any other commitment, facility, product, risk management solution or service, nor does Barclays represent by providing this document to the Recipient that it will be possible for Barclays to provide, arrange or undertake any of the aforementioned services, activities, products or solutions. Any commitment by Barclays to provide, arrange or undertake any of the aforementioned services, activities, products or solutions would be subject to Barclays signing appropriate documentation, obtaining all necessary internal approvals and completing due diligence, in each case in a manner satisfactory to Barclays. This document was prepared on the basis of information and data, obtained from publicly available sources and, where applicable, from the Recipient and/or any other entity that may be involved in any transaction or matter contemplated by this document (and/or any of the Recipient’s or the aforementioned entities’ affiliates), in each case prior to or on the date hereof. Barclays makes no warranty or representation, express or implied, as to the accuracy or completeness of information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources. The information in this document has not been independently verified by Barclays and Barclays does not assume any liability for any such information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing or any other information contained herein. All opinions and estimates are given as of the date hereof and are subject to change and Barclays assumes no obligation to update this document to reflect any such changes. The value of any investment may fluctuate as a result of market changes. The information herein is not intended to predict actual results and no assurances are given with respect thereto. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. The Recipient is responsible for making its own independent investigation and appraisal of the risks, benefits, appropriateness and suitability of any transaction or matter contemplated by this document and Barclays is not making any recommendation (personal or otherwise) or giving any investment advice and will have no liability with respect thereto. The decision to proceed with any transaction or action contemplated by this document must be made by the Recipient in the light of its own commercial assessments and Barclays will not be responsible for such assessments. Neither Barclays nor any of its subsidiaries or affiliates, nor any of their respective directors, officers, employees, advisors or other representatives (Barclays together with such persons being the “Barclays Group”) accepts any liability whatsoever for any direct, indirect or consequential losses (in contract, tort or otherwise) arising from the use of this document or its contents or any reliance on the information contained herein. Barclays Group is not responsible for any specialized advice (including financial, tax, legal and accounting, among other advice). This document does not constitute nor does it form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer or recommendation to enter into any transaction described herein nor does this document constitute an offer or commitment to provide, arrange or underwrite any financing. Members of the Barclays Group are involved in a wide range of commercial banking, investment banking and other activities out of which conflicting interests or duties may arise. In the ordinary course of its business, the Barclays Group may provide services to any other entity or person whether or not a member of the same group as the Recipient (a “Third Party”), engage in any transaction (whether on its own account, on behalf of any Third Party or otherwise, and including any transaction or matter contemplated by this document), notwithstanding that such services, transactions or actions may be adverse to the Recipient or any member of the Recipient’s group, and the Barclays Group may retain for its own benefit any related remuneration or profit. The Barclays Group operates in accordance with a conflicts of interest policy which identifies conflicts of interest it faces in the ordinary course of its business, and establishes organisational and procedural measures to manage those conflicts where it is reasonably able to do so. Neither Barclays nor any other part of the Barclays Group shall have any duty to disclose to the Recipient or utilise for the Recipient’s benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business. The Barclays Group’s research analysts and research departments are independent from its banking business and are subject to certain regulations and internal policies. The Barclays Group’s research analysts may hold opinions and make statements or investment recommendations and/or publish research reports with respect to any company referred to herein, the transactions contemplated herein or any person or entity involved therein or related thereto that differ from or are inconsistent with the views or advice communicated by the Barclays Group’s banking business. Barclays is a full service securities firm and as such from time to time may effect transactions for its own account or the account of its clients and hold long or short positions in debt, equity or other securities of the companies referred to herein. THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN THE SECURITIES, FINANCIAL INSTRUMENTS OR TRANSACTIONS DESCRIBED HEREIN. PRIOR TO TRANSACTING, YOU SHOULD ENSURE THAT YOU FULLY UNDERSTAND THE TERMS OF THE TRANSACTION AND ANY APPLICABLE RISKS. The information contained herein is not intended to be distributed to any prospective or actual investors and, accordingly, may not be shown or given to any person other than the recipient, and is not to be forwarded to any other person (including any retail investor or customer), copied or otherwise reproduced or distributed to any such person in any manner whatsoever. FAILURE TO COMPLY WITH THIS DIRECTIVE CAN RESULT IN A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED. These materials have not been produced by the Barclays Group’s research department and do not constitute investment research or a research recommendation for the purposes of the Financial Conduct Authority rules or a research report under applicable U.S. law. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2018 (all rights reserved). 6